SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant   [ ]   Check the appropriate box:

   [ ]  Preliminary Proxy Statement          [ ]   Confidential, For Use of the
                                                   Commission Only (as Permitted
   |X|  Definitive Proxy Statement                 by Rule 14a-6(e) (2))

   [ ]  Definitive Additional Materials

   [ ]  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12


                           Merry Land Properties, Inc.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X|  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ]  Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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


                                [MERRY LAND LOGO]


                    Notice of Annual Meeting of Shareholders
                                 April 18, 2002

               To the Shareholders of Merry Land Properties, Inc.

     The Annual Meeting of Shareholders of Merry Land Properties, Inc. will be held at the at the company's corporate office located at 209 Seventh Street, Suite 300, Augusta, Georgia, on Thursday, April 18, 2002, at 10:00 a.m. for the following purposes:

     1. To elect one Director to a term expiring at the 2005 Annual Meeting of Shareholders.

     2. To transact such other business as may properly come before the meeting or any adjournment.

     The close of business on March 4, 2002 has been set by the Directors as the record date for determination of stockholders of the company who are entitled to notice of and to vote at the meeting. A copy of the 2001 Annual Report is enclosed.

     All shareholders, especially those who do not expect to attend the meeting in person, are requested to date, vote and sign the enclosed proxy card, indicating any voting instructions, and to return it in the accompanying envelope.



                                             By order of the Board of Directors,


                                             DORRIE E. GREEN
                                             Secretary

March 20, 2002



                       Please vote and return the enclosed

                               proxy card promptly

                           MERRY LAND PROPERTIES, INC.
                             ----------------------
                                 PROXY STATEMENT
                             ----------------------

     General. This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the Annual Meeting of Shareholders of Merry Land Properties, Inc. which will be held at 10:00 a.m. Thursday, April 18, 2002 at the company's corporate offices located at 209 Seventh Street, Suite 300, Augusta, Georgia 30901. Our telephone number is 706/722-6756. This proxy statement and the enclosed proxy are being first mailed to the company's stockholders on or about March 20, 2002.

     Voting. When proxies are properly executed and returned, the shares of common stock they represent will be voted or abstained at the meeting as directed by the shareholders. If no directions are noted, they will be voted to elect the Director nominated by the Board. While the company's management knows of no other matters to be considered at the meeting, the proxies named will have the authority to vote on any other matter which may properly be presented at the meeting. In addition, the proxies will have the authority to vote for any person for election as a Director in lieu of a nominated individual, if that nominee is unable to serve.

     The following rules govern voting at the Annual Meeting:

     o A quorum will consist of a majority of the shares of common stock entitled to vote. Shares of common stock are counted for quorum purposes if they are represented at the meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting.

     o A quorum must be present for the election of directors, either in person or by proxy, and a plurality of the shares voting must vote in the affirmative.

     o Abstentions and broker non-votes are neither counted for purposes of determining the number of affirmative votes required for the election of directors nor voted for or against matters presented for shareholder consideration. Consequently, so long as a quorum is present, abstentions and broker non-votes have no effect on the outcome of any vote.

     Revocation of Proxies. Execution of the enclosed proxy will not affect the shareholder's right to attend the meeting and vote in person. A shareholder may revoke a proxy at any time before it is voted.

     Solicitation. The accompanying proxy is solicited by the company. The expense of solicitation, which is not expected to exceed the normal expense of a proxy solicitation for a meeting at which directors are elected, will be borne by the company.

                        Directors and Executive Officers

     Merry Land's Bylaws provide for a Board of Directors consisting of not less than five nor more than nine members. The number of Directors is fixed at five for the current year. Directors of the company are divided into three classes, consisting of one Director whose term expires at the 2002 Annual Meeting of Stockholders, two Directors whose terms expire at the 2003 Annual Meeting, and two Directors whose terms expire at the 2004 Annual Meeting. At the 2002 Annual Meeting, one Director will be elected to hold office for a three year term and until his successors are elected and qualify. W. Tennent Houston, a current Director and Chief Executive Officer of the company, is the nominee for election as Director for a term, which expires in 2005. Unless instructed to the contrary, the accompanying proxy will be voted to elect Mr. Houston as Director. The proxies may not be voted for more than one Director.

     All Executive Officers of the company are elected annually for terms of one year and hold office until their successors are elected and qualify.

The table below provides information about the company's Directors and Executive officers.

--------------------------------------------------------------------------------------------------------------------------
                                                                                                       Common
  Name, Business                                                              Director        Stock Beneficially Owned
  Experience and                          Position        Year Director's    or Officer     ------------------------------
    Committees               Age        with Company       Term Expires        Since        Amount (1)      Percentage (2)
--------------------------------------------------------------------------------------------------------------------------
David W. Cobb                 53          Director             2004            1998          11,000(3)                0.4%

Member of Audit and Compensation Committees. Chairman and Chief Executive Officer of Realty Logix, Inc. since June 2000. Previously, President of Provident Capital Funding, a division of The Provident Bank from January 1999 to May 2000. Chairman, President, and Chief Executive Officer of National Capital Holdings, Inc. from February 1997 to December 1998. President of mortgage finance subsidiaries of Furman Selz LLC from October 1995 to January 1997.

Dorrie E. Green               43        Vice President,         N/A            1998         112,777 (4)(5)            4.1%
                                        Chief Financial
                                           Officer,
                                        Secretary, and
                                           Treasurer

Previously, Chief Financial Officer of Merry Land & Investment Company, Inc. (9) from January 1998 to October 1998. Vice President of Merry Land & Investment Company, Inc. from January 1995 to October 1998. Employee of Merry Land & Investment Company, Inc. since 1994.

W. Tennent Houston            51        Chairman of the         2002           1998         485,780 (4)(6)            17.7%
                                         Board, Chief
                                       Executive Officer

Member of Executive Committee. Previously, Chief Executive Officer and President of Merry Land & Investment Company, Inc. (9) from December 1996 to October 1998. Chief Operating Officer of Merry Land & Investment Company from 1985 to December 1996.

Jefferson B. A. Knox          39           Director             2003           2001         123,795 (3)(7)             4.5%

Member of Executive, Audit and Compensation Committees. Executive Director of The Knox Foundation, a private charitable foundation, since April 1998. Previously from 1992 to 1998, President of the Columbia County, Georgia division of Allied Bank of Georgia, which was acquired in 1997 by Regions Bank of Georgia. Currently, Director of Netzee, Inc.

Stewart R. Speed              37           Director             2004           1998           7,300 (3)                0.3%

Member of Audit and Compensation Committees. Partner with Southeast Capital Partners, Inc. since January 2000. Previously, Vice President of East Group Properties, Inc. from February 1997 to January 2000. Employee of Merry Land & Investment Company, Inc. (9) from April 1993 to January 1997.

Michael N. Thompson           53           Director,            2003           1998         294,591 (4)(8)            10.7%
                                       President, Chief
                                       Operating Officer

Member of Executive Committee. Previously, Executive Vice President of Merry Land & Investment Company, Inc. (9) from January 1997 to October 1998. Chief Operating Officer of Merry Land & Investment Company, Inc. from December 1996 to October 1998. Vice President of Merry Land & Investment Company, Inc. from August 1992 to January 1997. Currently, Trustee of Equity Residential Properties Trust.
--------------------------------------------------------------------------------

   (1) The shares shown were owned directly as of March 4, 2002 unless otherwise indicated.

   (2)   Assumes 2,750,086 outstanding shares as of February 8, 2002.

   (3) In partial compensation for their services as Directors, Messrs. Cobb and Speed each received grants of 2,000 common stock shares in June 1999, January 2001 and in January 2002. Mr. Knox received a grant of 2,000 common shares in January 2002.

   (4) In October 1998 Messrs. Houston and Thompson received grants of 107,527 restricted common stock shares, and Mr. Green received a grant of 53,764 restricted common stock shares. One fifteenth of these restricted common stock shares vest on each anniversary date of the grants.

         During January 2002, 2001, and 2000, Messrs. Houston and Thompson received grants of 10,000, 10,000 and 20,000 shares, respectively, in lieu of cash bonuses. Mr. Green received, in addition to his cash bonus, grants of 5,000, 10,000 and 10,000 shares on these dates. One fifth of these shares vest on each anniversary date of the grants.

   (5) Includes 20,635 shares held in Mr. Green's account in the company's ESOP and 58,427 grant shares which are not yet vested.

   (6) Includes 204,276 shares owned by a family limited partnership of which Mr. Houston is the sole general partner, 108,853 grant shares which are not yet vested, and 122,691 shares held in Mr. Houston's account in the company's ESOP. The amount also includes 8,791 shares in the ESOP which have not been allocated to the account of any company employee and for which Mr. Houston holds voting power as sole trustee of the ESOP, but in which he has no economic interest.

   (7) Mr. Knox's shares include 110,750 shares owned by a family limited partnership, of which he is a general partner and 11,045 shares owned by a charitable trust, of which he is Executive Director. Mr. Knox shares the power to vote and dispose of these shares.

   (8) Includes 286 shares owned by Mr. Thompson's wife and children, 38,494 shares held in Mr. Thompson's account in the company's ESOP, 108,853 grant shares which are not yet vested and 140,748 shares owned by a family limited partnership of which Mr. Thompson is a general partner.

   (9) Merry Land Properties, Inc. was formed on September 3, 1998 as a corporate subsidiary of Merry Land & Investment Company, Inc. in connection with a transaction in which Merry Land & Investment Company was merged into another real estate investment trust on October 19, 1998. On October 15, 1998 the common stock of Merry Land Properties was spun off to the common shareholders of Merry Land & Investment Company. When the merger was completed, Merry Land Properties began operating as an independent public company.

                          The Board and its Committees

     The Board met five times in 2001. The Board maintains an Executive Committee, an Audit, and a Compensation Committee. The Executive Committee is empowered to conduct the business of the company between Board meetings and met eight times in 2001. The Audit Committee supervises the company's independent public accounting firm and the Compensation Committee determines the compensation for the Executive Officers of the company. Each of these two committees met once in 2001. All Directors attended at least seventy five percent in aggregate of the meetings of the Board and the committees on which they served in 2001.

     Directors, with the exception of Messrs. Houston and Thompson, receive $1,000 for each Board meeting attended, $1,000 for attending the Audit and/or Compensation Committee meetings, and $250 for each Executive Committee meeting attended. In addition, the Board awarded 2,000 shares of company common stock in January 2002 to each Director serving with the exception of Messrs. Houston and Thompson. Messrs. Houston and Thompson, who are company employees, received no compensation in 2001 for their service on the Board or its committees.


           Report of the Board of Directors on Executive Compensation

Compensation Policies

     The company's Compensation Committee acts on compensation matters for the Chairman and President as well as for Directors. The Board of Directors acts as a whole on compensation matters for the other Executive Officers and the administration of stock grants.

     The Board's goal in setting executive compensation is to link pay to company performance by making stock based compensation a significant component of executive pay and by paying discretionary cash bonuses on the basis of company as well as individual performance. In determining all forms of compensation the Board evaluates the company's overall performance, competitors' levels of base salary, cash bonuses and stock based plans, the level of compensation necessary to attract and retain executive talent and the Executive Officer's contribution toward the achievement of the company's goals of increasing  shareholder  value.  Company  performance  is  measured  by  several
indicators,   including  stock  price  performance  and  growth  in  funds  from operations.

     The Board's objective has been to attract, compensate and retain Directors, Executive Officers and key employees and to provide them with appropriate incentives and performance rewards, while aligning their interests with the interests of the stockholders. In January 2001, the three Executive Officers received a combined total of 30,000 restricted stock grants of the company's common stock in lieu of additional cash bonuses for 2000. In January 2002, these Executive Officers also received a combined total of 25,000 these restricted stock grants in lieu of additional cash bonuses for 2001. These grant shares vest over five years and unvested portions of these and all other grants are forfeited if the holder's employment is terminated except for death or disability.

     The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1 million per year paid to the chief executive officer of a company as well as the other named executive officers listed in the company's proxy statement will not be deductible unless the compensation is "performance-based" and the related compensation plans are approved by shareholders. The company does not anticipate its executive compensation will come within the reach of this legislation.

Compensation of the Chief Executive Officer

     Although the Compensation Committee has not established any policy that would maintain the overall executive compensation level within any particular range of industry norms, the intent of the Board is that compensation of the Chief Executive Officer should be no more than is typical for chief executives of similar companies of similar size. The committee believes that its stock grant program is a key element in motivating the Chief Executive Officer to achieve the company's financial and operational objectives. Under this program a substantial portion of compensation is tied to continued employment by the company and to increases in the price of the company's common stock.

     Mr. Houston received a base salary of $100,000 in 2001 and will receive a base salary of $100,000 in 2002. In lieu of cash bonuses for both 2000 and 2001 he received separate grants for 10,000 shares of restricted stock, which had average values $52,500 and $77,500, respectively, on the date of each award.

     For as long as Mr. Houston is employed by the company, one fifteenth of the October 1998 restricted common stock grants and one fifth of all other restricted common stock grants become vested on the anniversary date of each award.

     At the market price of $7.40 per share on February 8, 2002, the value of the 38,674 shares currently vested would be $301,000. The value of the total awards once vested using the value at the time of each grant would be $705,000. Mr. Houston is entitled to vote and to receive any dividends declared with respect to both vested and unvested shares. He will also be entitled to further compensation and awards as may be approved in the future by the Board.

                                                          David W. Cobb

                                                          W. Tennent Houston

                                                          Jefferson B. A. Knox

                                                          Stewart R. Speed

                                                          Michael N. Thompson

                             Executive Compensation

     The following table sets forth the compensation paid or accrued for services by the company's three Executive Officers for the period from January 1, 1999 to December 31, 2001.

----------------------------------------------------------------------------------------------------------------------
                                                                                     Long-Term
                                                   Annual Compensation            Restricted Stock      All Other
                                                  Salary          Bonus               Awards          Compensation (1)
----------------------------------------------------------------------------------------------------------------------
W. Tennent Houston                2001            $100,000        $      -            $52,500 (4)          $14,600 (2)
Chairman and Chief                2000             100,000               -             97,500 (5)           14,600 (2)
Executive Officer                 1999                   - (6)           -                  -                3,600

Michael N. Thompson               2001             100,000               -             52,500 (4)           14,600 (2)
President and Chief               2000             100,000               -             97,500 (5)           14,600 (2)
Operating Officer                 1999                   - (6)           -                  -                3,600

Dorrie E. Green                   2001             120,000          20,000             52,500 (4)           16,600 (3)
Vice President and Chief          2000             100,000          20,000             48,750 (5)           14,600 (3)
Financial Officer                 1999            $100,000        $ 50,000            $     -              $18,600 (3)
----------------------------------------------------------------------------------------------------------------------


   (1) Messrs. Houston, Thompson, and Green each receive $300 per month auto allowance, as do all employees of the company who frequently use their car on company business.

   (2) The company contributed $8,000 to the ESOP and $3,000 to the 401K accounts of both Messrs. Houston and Thompson for 2001 and contributed $10,000 and $1,000, respectively, to their accounts in 2000.

   (3) The company contributed $9,000, $10,000 and $15,000 to the ESOP account of Mr. Green for 2001, 2000 and 1999, respectively and contributed $4,000 and $1,000 to his 401K account in 2001 and 2000, respectively.

   (4) Based upon the average of the high and low prices on the date of January 2001 grant of $5.25 per common stock share, the value of the total shares granted to Messrs. Houston, Thompson and Green was $52,500 each and the value of their currently vested shares was $10,500 each. The market value of the currently vested shares at December 31, 2001 was $15,500 each based on the $7.75 closing price of the company's common stock shares. See footnote 4 on page 6.

   (5) Based upon the average of the high and low prices on the date of the January 2000 grant of $4.875 per common stock share, the value of the total shares granted to Messrs. Houston, Thompson and Green was $97,500, $97,500 and $48,750, respectively, and the value of their currently vested shares as $39,000, $39,000 and $19,500, respectively. The market value of the currently vested shares at December 31, 2001 was $62,000 for both Messrs. Houston and Thompson and $31,000 for Mr. Green based on the $7.75 closing price of the company's common stock shares. See footnote 4 on page 6.

   (6) Messrs. Houston and Thompson did not receive any base pay or cash bonus from Merry Land Properties in 1999.

                          Stock Price Performance Graph

     The graph below compares the cumulative total return to the shareholders of Merry Land Properties, Inc. to the S&P 500 Index and a peer group constructed by the company and assumes the reinvestment of all dividends at the market price on the day the dividend was paid for the period beginning October 15, 1998 and ending December 31, 2001.

      Date               Merry Land             S&P500                 Peer
  -----------------------------------------------------------------------------
      10/15/98              $100                 $100                  $100
      12/31/98                82                  116                    96
      03/31/99               132                  121                    95
      06/30/99               111                  129                   107
      09/30/99               124                  121                   104
      12/31/99               130                  138                   103
      03/31/00               127                  141                   107
      06/30/00               117                  137                   124
      09/30/00               123                  135                   125
      12/31/00               121                  124                   118
      03/31/01               170                  109                   121
      06/30/01               170                  115                   124
      09/30/01               158                   98                   133
      12/31/01              $174                 $108                  $123

     Assumes $100 invested on October 15, 1998 in Merry Land Properties, Inc., S&P 500 and the peer group. The peer group comprises publicly traded companies which are engaged principally or in significant part in the development, ownership, and management of multi-family residential real estate in the Southern United States. The peer group consists of Cornerstone Realty Income Trust, Gables Residential Trust, Mid America Apartment Communities, Inc., Post Properties, Inc., Summit Properties Inc., and United Dominion Realty Trust Inc. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

                     Voting Securities and Principal Holders

     The close of business on March 4, 2002 has been set as the record date for determination of shareholders entitled to notice of and to vote at the meeting. On February 8, 2002 the total number of outstanding shares of the company's common stock (the only voting securities of the company) was 2,750,086, each of which is entitled to one vote. The table below sets forth certain information concerning the only persons known to the company to beneficially own more than 5% of the outstanding common stock, and the beneficial ownership of common stock of the Directors and Executive Officers as a group:


 ------------------------------------------------------------------------------
                                            Amount and nature of      Percent
                                            beneficial ownership        of
 Name and address of beneficial owner       as of March 4, 2002       class(3)
 ------------------------------------------------------------------------------
 W. Tennent Houston                               485,780 (1)          17.7%
 2821 Hillcrest Ave.
 Augusta, GA 30909

 Michael N. Thompson                              294,591 (1)          10.7%
 2 Marsh Harbor Drive
 Savannah, GA 31410

 Bard Associates, Inc.                            144,842 (2)           5.3%
 135 S. LaSalle St., Suite 2320
 Chicago, IL 60603

 All Directors and Officers as a group          1,035,243 (1)          37.6%
 ------------------------------------------------------------------------------

   (1)   See "Directors and Executive Officers."

   (2) According to a beneficial ownership report (Schedule 13G)filed with the Securities and Exchange Commission dated February 7, 2001, Bard Associates, Inc. had sole dispositive power over all such shares shown above and sole voting power for 144,842 of the shares.

   (3)   Assumes 2,750,086 outstanding shares.

                             Audit Committee Report

     The Audit Committee has (1) reviewed the company's audited financial statements for the year ended December 31, 2001 and discussed them with management, (2) discussed with the company's independent accountant the matters required to be discussed by Statement of Auditing Standard 61, as amended, (3) received written disclosures and a letter from the company's independent accountants required by Independence Standards Board Statement No. 1, and (4) discussed the independence of the company's accountants with the accountants. Based on the foregoing discussions, the Audit Committee recommended to the company's Board of Directors that the company's audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2001. The Board of Directors has adopted a written charter for the Audit Committee.

     When it met in January 2002 the Audit Committee was comprised of Messrs. Jefferson B. A. Knox, David W. Cobb, and Stewart R. Speed, all of whom were non-employee Directors of the company. All members of the Audit Committee are independent as defined in the NASD listing standards.



                              Independent Auditors

     The Board of Directors and the Audit Committee have appointed the firm of Arthur Andersen LLP as the company's independent public accountants for the fiscal year ended December 31, 2002. A representative of the accounting firm will be present at the annual meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if desired.

     Audit Fees. The aggregate fees billed for professional services rendered by the company's independent auditors for the audit of the company's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the company's quarterly reports on Form 10-Q for that year were approximately $40,000.

     Other Fees. Other fees billed which included income tax services and the audit of the ESOP were approximately $40,000. The Audit Committee believes the provision of these other services is compatible with maintaining the accountant's independence.



                  Shareholder Proposals for 2003 Annual Meeting

     Any shareholder may present a proposal for consideration at future meetings of the shareholders. The procedures which a shareholder must follow to submit a proposal are fully set forth in Rule 14a-8 of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     Among other requirements of the rule is a requirement that proposals for consideration at the next annual meeting of the company's shareholders must be received at the company's principal office not later than November 18, 2002.



                                  Other Matters

     The Board knows of no other matters to be brought before the meeting. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their discretion and judgment in such matters.



     The company will furnish without charge to each person whose proxy is solicited, on the written request of such person, a copy of the company's annual report on form 10-K as filed with the Securities and Exchange commission for 2001. Any such written request should be sent to Dorrie E. Green, Secretary, Merry Land Properties, Inc., P.O. Box 1417, Augusta, Georgia 30903



March 20, 2002                                      MERRY LAND PROPERTIES, INC.

                           MERRY LAND PROPERTIES, INC.

                                  P.O. Box 1417

                             Augusta, Georgia 30903

           This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby constitutes and appoints W. Tennent Houston and Michael N. Thompson, or either of them present at the annual meeting to be held on Thursday, April 18, 2002 at 10:00 a.m. at the company's corporate office located at 209 Seventh Street, Suite 300, Augusta, Georgia, and at any or all adjournments, with power of substitution, as the undersigned's true and lawful attorney and proxy to represent the undersigned at that meeting and to vote in the undersigned's name, that number of shares which the undersigned is entitled to vote. The undersigned's attorney and proxy is hereby instructed to vote as follows:



--------------------------------------------------------------------------------
1.   Election of Director
--------------------------------------------------------------------------------

[ ]  For W. Tennent Houston               [ ]   Withhold authority to vote for
                                                W. Tennent Houston

--------------------------------------------------------------------------------
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
--------------------------------------------------------------------------------

[ ]  For                                  [ ]   Withhold authority
--------------------------------------------------------------------------------

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is given, this proxy will be voted for the election of the directors.
--------------------------------------------------------------------------------
     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.
--------------------------------------------------------------------------------

---------------------------------------- Please indicate any change in address


                                         Dated:                         , 2002
                                         ---------------------------------------


                                         ---------------------------------------
                                                Signature of Shareholder



                                         ---------------------------------------
                                                Signature if held jointly


                                        Please specify choices, sign, date and
                                        return in the enclosed postage paid
--------------------------------------- envelope.

                Please mark, sign, date and return the proxy card
                      promptly using the enclosed envelope.